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                                                                Exhibit 10(r)

                            STOCK PLEDGE AGREEMENT

         This Stock Pledge Agreement (this "Agreement") is made and entered into as of September ___, 1996 between _____________, an individual ("Pledgor"), and Hawaiian Airlines, Inc., a Hawaii Corporation ("Pledgee" or the "Company").

         A. Concurrent herewith, Pledgor is acquiring _______ shares (the "Stock") of the Company's Common Stock, par value $.01, through the exercise of options granted under the Company's 1996 Stock Incentive Plan (the "Options");

         B. Concurrently herewith, Pledgor is executing and delivering to the Company a Secured Promissory Note dated as of the date hereof in the principal amount of $__________ as payment of (i) the purchase price of the Stock and
(ii) Pledgor's income tax withholding obligation arising as a result of the exercise of the Options (such Secured Promissory Note, as the same may be amended, extended and/or renewed, the "Note"); and

         C. Pledgee is willing to accept the Note as payment of such purchase price and withholding so long as Pledgor pledges the Stock as security for the payment of the Note.

         NOW, THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto agree as follows:

         1. PLEDGE OF STOCK. As security for the full and prompt performance of all of the Obligations (as defined in Section 4), Pledgor hereby assigns, transfers, pledges and delivers to Pledgee stock certificates, duly endorsed in blank, representing the Stock, together with all proceeds thereof, additions thereto and substitutions therefor, including without limitation any and all new or substituted or additional shares, other securities, cash or other properties distributed with respect to the Stock or other securities subject to this Agreement whether as a result of merger, consolidation, dissolution, reorganization, recapitalization, interest payment, stock split, stock dividend, reclassification, redemption or any other change declared or made in the capital structure of the Company, or otherwise (the "Collateral").

         2. RIGHTS WITH RESPECT TO DISTRIBUTIONS. While Pledgee is the holder of the Collateral, it shall receive and apply against the principal and interest owing under the Note any dividends or other cash distributions made with respect to the Collateral; PROVIDED, HOWEVER, that until the occurrence of a default in the performance of any of the Obligations, Pledgor shall be entitled to receive cash dividends with respect to the Collateral.

         3. IRREVOCABLE PROXY/VOTING RIGHTS. Pledgor hereby irrevocably appoints Pledgee as Pledgor's proxy holder with respect to the Stock owned by Pledgor with full power and authority to vote such Stock and otherwise act with respect to such




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Stock on behalf of Pledgor; PROVIDED, HOWEVER, that this proxy shall only be operative upon the occurrence of a default in the performance of any of the Obligations and for so long as such default continues. This proxy shall be irrevocable for so long as any of the Obligations remain in existence.

         4. OBLIGATIONS SECURED. The pledge of the Collateral is made by Pledgor to secure performance of each of the following obligations ("Obligations"):

         (a) the payment of all principal of and interest on the Note when due according to the tenor of the Note; and

         (b) the performance of each and every obligation of Pledgor under, and the payment of all other amounts required to be paid to Pledgee by or on behalf of Pledgor pursuant to, the Note and/or this Agreement.

         5. DEFAULT. Upon the occurrence of any default of any Obligation, Pledgee shall thereupon and thereafter have all of the rights and remedies to which a secured party is entitled in the event of and after default under the provisions of the Uniform Commercial Code of the State of Hawaii, Chapters 490:8 and 490:9 of the Hawaii Revised Statutes, as amended and in effect on the date hereof (the "Hawaii Commercial Code"). In addition to those rights and remedies, Pledgor agrees that Pledgee may in its sole discretion do or cause to be done any one or more of the following:

         (a)  Proceed to realize upon the Collateral in any manner or priority;

         (b) Sell, assign and deliver all or any part of the Collateral in any manner permitted by law, at any time and from time to time, at public or private sale, with or without demand and with or without notice or advertisement, for cash, upon credit or for future delivery, as Pledgee shall deem appropriate. Pledgee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale Pledgee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that he now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted;

         (c) If notice to Pledgor is required, give written notice to Pledgor ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made;

         (d) At any public sale, bid or become a purchaser of the Collateral or any part thereof at such price as Pledgee deems proper, and hold the same



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    thereafter in its own right, free from any claims of Pledgor or any right of redemption; and

         (e) As an alternative to exercising the power of sale herein conferred upon it, Pledgor may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

Pledgor shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Pledgor may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Pledgor until the sale price is paid by the purchaser or purchasers thereof, but Pledgor shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. The parties hereto expressly agree that a private sale of the Collateral conducted in good faith by Pledgee pursuant to the powers created by this Section 5 shall be "commercially reasonable" within the meaning of Section 490:9-504 of the Hawaii Commercial Code.

         6. APPLICATION OF PROCEEDS OF SALE. The proceeds of sale of Collateral sold pursuant to Section 5 hereof shall be applied by Pledgee as follows:

         FIRST: to the payment of the costs and expenses of such sale, including the out-of-pocket expenses of Pledgee and the reasonable fees and out-of-pocket expenses of counsel employed in connection therewith, and to the payment of all advances made by Pledgee for the account of Pledgor hereunder and the payment of all costs and expenses incurred by in connection with the administration and enforcement of this Agreement and the Note;

         SECOND:  to the payment of accrued and unpaid interest on the Note;
    and

         THIRD:  to the payment of principal of the Note.

         7.   RELEASE OF COLLATERAL.

         (a) On one occasion, Pledgor may sell some or all of the Collateral to an unaffiliated third party buyer in a BONA FIDE arm's length transaction, provided that (i) Pledgor is not then in default in the performance of any of the Obligations and (ii) the proceeds from such sale, net of any broker's commissions paid by Pledgor in connection with such sale, are paid to Pledgee to be applied pursuant to Section 6. Upon notice from Pledgor, Pledgee shall deliver the sold Collateral to such third party free and clear of the lien of this Agreement.



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         (b)  Upon performance in full of all the Obligations, all right, title and interest in and to the Collateral shall completely revest in Pledgor and Pledgee will execute and deliver all documents and instruments necessary to accomplish such revesting.

         8. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants to Pledgee that Pledgor has record and beneficial ownership of the Stock, free and clear of all liens, charges, encumbrances and security interests of every kind and nature (except as created by this Agreement), and has the authority to pledge the Stock to Pledgee and to perform Pledgor's obligations hereunder.

         9. FURTHER ASSURANCES. Upon demand, Pledgor will execute and deliver to Pledgee such instruments and documents as Pledgee may deem reasonably necessary or advisable to confirm or perfect Pledgee's rights under this Agreement and Pledgee's interest in the Collateral. Pledgor will take all necessary action to preserve and protect the security interest created hereby as a first lien and encumbrance upon the Collateral.

         10. NOTICE. All notices, requests, demands and other communications called for or contemplated hereunder shall be made as follows:

         (a) if to Pledgee, then to: Hawaiian Airlines, Inc., Legal Department, 3375 Koapaka Street, Suite G-350, Honolulu, Hawaii, 96819; and

         (b) if to Pledgor, then to the address listed beside Pledgor's name on the signature page hereof.

         11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto.

         12. ENTIRE AGREEMENT. This Agreement, together with the Note, represents the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all concurrent oral agreements, understandings, discussions and negotiations. This Agreement may not be amended, supplemented or otherwise modified except in a writing signed by the parties hereto.

         13. COUNTERPARTS. This Agreement may be executed simultaneously, in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

         14. HEADINGS. The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect the terms or provisions hereof.

         15. NO WAIVER. The rights, powers and remedies given to Pledgee by this Agreement shall be in addition to all rights, powers and remedies given to or now or hereafter existing in Pledgee by virtue of the Note and any applicable statute or rule of law; each and every right, power and remedy, whether herein specifically given or



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otherwise existing, may be exercised from time to time and so often and in such order as may be deemed expedient by Pledgee, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power or remedy. Any forbearance or failure or delay by Pledgee in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof.

         16. POWER OF ATTORNEY. Pledgor hereby irrevocably appoints Pledgee its attorney-in-fact to do any act which Pledgor is obligated hereby to do, to exercise such rights as Pledgor might exercise with respect to the Collateral and to execute and file in Pledgor's name any financing statements and amendments thereto required or advisable to protect Pledgee's security interest hereunder.

         17. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Hawaii. If any portion of this Agreement is determined to be unenforceable because it is contrary to law or for any other reason, such provision shall be deemed to be severable, and this Agreement shall remain in full force and effect as if such provision were not included herein.

         18.  CERTAIN AGREEMENTS OF PLEDGOR.

         (a) CONTINUOUS SECURITY INTEREST. Pledgor hereby agrees that, until performance in full of all the Obligations, all rights, powers and remedies granted to Pledgee hereunder shall continue to exist and may be exercised by Pledgee at any time and from time to time, irrespective of the fact that payment of any amount owing on account of the Note or otherwise may have become barred by any statute of limitations, Pledgor hereby waiving the right to plead any statute of limitations to the full extent permitted by law.

         (b) WAIVER OF NOTICE. Pledgor hereby agrees that Pledgee shall be under no duty or obligation whatsoever to make or give any presentments, demands for performance, notice of nonperformance, protests, notice of protest or notices of dishonor hereunder or in connection with the Collateral or any obligations, evidences of indebtedness at any time constituting any part of the Collateral, or in connection with the Note, the Obligations or other obligations secured hereby.

         (c) WAIVER OF MARSHALING RIGHTS. Pledgor hereby waives any right to require Pledgee to proceed against any person, proceed against or exhaust any Collateral or pursue any other remedy in Pledgee's power, or to pursue any of such rights, if any, in any particular order or manner, and waive any defenses arising by reason of any disability or other defense of any other person.

         (d) OTHER WAIVERS. Pledgor hereby waives all provisions of law pertaining to pledges and sales to the extent contrary hereto.



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         (e)  NO TRANSFER, FURTHER ENCUMBERING, ETC.  Subject to Section 7(a),
    Pledgor hereby agrees not to directly or indirectly assign, transfer or convey or further encumber the Collateral or any part thereof or interest therein without the prior written consent of Pledgee.

         19. LEGAL REPRESENTATION OF PLEDGOR. Pledgor acknowledges that Gibson, Dunn & Crutcher has acted as counsel to the Company in connection with this Agreement and Pledgor has been advised to seek the advice of separate counsel in connection with this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                                  PLEDGOR:




                                                  ______________________________
                                                  Name:
                                                  Address:




                                                  PLEDGEE:

                                                  Hawaiian Airlines, Inc.


                                                  By:___________________________
                                                     Name:
                                                     Title:


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